UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2008

CALPINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West San Fernando Street, San Jose, California 95113

717 Texas Avenue, Houston, Texas 77002

(Addresses of principal executive offices and zip codes)

Registrant’s telephone number, including area code: (408) 995-5115

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Information

In addition to historical information, this Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will” and similar expressions identify forward-looking statements. Such statements include, among others, those concerning the Calpine’s expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include, but are not limited to: (i) the risks and uncertainties associated with the ability to successfully implement Calpine’s Plan of Reorganization as confirmed (ii) its ability to implement its business plan; (iii) financial results that may be volatile and may not reflect historical trends; (iv) seasonal fluctuations of results; (v) potential volatility in earnings associated with fluctuations in prices for commodities such as natural gas and power; (vi) its ability to manage liquidity needs and comply with covenants related to Calpine’s existing financing obligations and exit financing; (vii) the direct or indirect effects on the Calpine’s business of its impaired credit including increased cash collateral requirements in connection with the use of commodity contracts; (viii) transportation of natural gas and transmission of electricity; (ix) the expiration or termination of power purchase agreements and the related results on revenues; (x) risks associated with the operation of power plants including unscheduled outages; (xi) factors that impact the output of its geothermal resources and generation facilities, including unusual or unexpected steam field well and pipeline maintenance and variables associated with the waste water injection projects that supply added water to the steam reservoir; (xii) risks associated with power project development and construction activities; (xiii) its ability to attract, retain and motivate key employees; (xiv) its ability to attract and retain customers and counterparties; (xv) competition; (xvi) risks associated with marketing and selling power from plants in the evolving energy markets; (xvii) present and possible future claims, litigation and enforcement actions; (xviii) effects of the application of laws or regulations, including changes in laws or regulations or the interpretation thereof; and (xix) other risks identified from time-to-time in the Company’s annual and quarterly reports and registration statements filed with the SEC, including, without limitation, the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Reports on Form 10-Q. All information set forth in this Report on Form 8-K is as of today’s date, and Calpine undertakes no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Explanatory Note.

On January 31, 2008 (the “Effective Date”), Calpine Corporation (“Calpine”) emerged from chapter 11 bankruptcy (In re Calpine Corporation, Case No. 05-60200 (BRL) et al) pursuant to Calpine’s Sixth Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code (the “Plan”), confirmed by order (Docket No. 7256) entered December 19, 2007, by the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). Promptly following the Effective Date, Calpine effectuated certain transactions contemplated by the Plan, including the issuance of 485 million shares of reorganized Calpine common stock, par value $0.001 per share (the “New Common Stock”), to certain holders of allowed claims in accordance with the Plan.

ITEM 1.01	Entry into a Material Definitive Agreement.

Registration Rights Agreement

In connection with the Plan, Calpine entered into a Registration Rights Agreement on January 31, 2008 with shareholders who, together with their affiliates (the “Participating Shareholders”), received shares of New Common Stock constituting 10% or more of the issued and outstanding shares of New Common Stock in connection with the consummation of the Plan (such New Common Stock received by the Participating Shareholders, together with any additional shares of New Common Stock thereafter acquired by such Participating Shareholders in accordance with the terms of the Registration Rights Agreement, being the “Registrable Securities”). Pursuant to the Registration Rights Agreement, Calpine granted demand and piggyback registration rights of Registrable Securities at any time beginning six (6) months after the Effective Date, subject to certain restrictions. In addition, Calpine has agreed to file a shelf registration statement covering the resale of the Registrable Securities on a delayed or continuous basis. Pursuant to the Registration Rights Agreement, Calpine agreed to pay certain expenses related to filing of such registration statements, except that certain underwriting fees and taxes relating to the Registrable Securities shall be borne by the Participating Shareholders on a pro rata basis in accordance with the number of Registrable Securities sold. This description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Plans.

Calpine’s new Board of Directors was selected pursuant to that certain Term Sheet Regarding Selection of Post-Emergence Board of Directors of Reorganized Calpine Corporation, dated as of June 27, 2007, by and among the Debtors and The Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases (the “Creditors’ Committee”). The composition of the Board of Directors, as previously reported by Calpine on its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 1, 2008, consists of nine members selected by the Debtors and the Creditors’ Committee.

Equity Incentive Plans

As of the Effective Date, Calpine reserved 15 million shares for distribution pursuant to the terms of the Calpine Corporation 2008 Equity Incentive Plan (the “MEIP”) and the Calpine Corporation 2008 Director Equity Incentive Plan (the “DEIP”), which were previously approved by the Board of Directors on January 29, 2008 and will be implemented pursuant to the terms of the Plan. The descriptions of the MEIP and the DEIP are qualified in their entirety by reference to the full text of the MEIP and the DEIP, which are incorporated by reference as Exhibits 10.2 and 10.3 to this Current Report, and are incorporated into this Item 5.02 by reference.

The MEIP

The MEIP authorizes the Board of Directors (or a committee of the Board of Directors) to grant equity based and other performance based awards (“Awards”) to directors, employees and consultants of Calpine and its affiliates following Calpine’s emergence from bankruptcy. The purpose of the MEIP is to attract and retain outstanding individuals as directors, executives, employees and consultants as may be needed for the continued improvement of Calpine’s business. The MEIP will further align their interests with those of Calpine’s stockholders through compensation that is based on shares of New Common Stock. The MEIP is designed to give the Board of Directors flexibility in structuring awards that will achieve these objectives.

The MEIP became effective on the Effective Date and will remain in effect as long as any Awards remain outstanding. No Award may be granted under the MEIP after the tenth anniversary of the Effective Date, but the term of any Award may extend beyond that date. The Board of Directors reserves the right to terminate the MEIP at any time without prejudice in any adverse way to the holders of any Awards then outstanding. The aggregate number of shares reserved for grant under the MEIP is 14,833,000 shares of New Common Stock, as may be adjusted for any stock dividend, stock split, recapitalization, reorganization, merger or other subdivision or combination of the New Common Stock. It is intended that all Awards determined to be subject to Section 409A of the Internal Revenue Code (the “Code”) will comply in form and operation with the requirements of Section 409A. The maximum number of shares of New Common Stock for or under which or with respect to which any Award may be granted under the MEIP to any individual during any calendar year is 1,250,000 shares of New Common Stock.

The MEIP will be administered by the Board of Directors (or a committee of the Board of Directors). The Board of Directors has the power to interpret the MEIP and any Awards granted under the MEIP and to determine the terms and conditions of Awards to be granted under the MEIP and to make all other determinations necessary or advisable for the administration of the MEIP. The Board of Directors may not, however, without the prior approval of Calpine’s stockholders, seek to effect any re-pricing of any previously granted options, the exercise price of which is greater than the fair market value of the underlying New Common Stock.

Awards may be granted under the MEIP to members of the Board of Directors and to such executives, employees and consultants of Calpine and its affiliates as shall be determined by the Board of Directors; provided, however, that no Awards may be granted to any person if such grant would cause the MEIP to cease to be an “employee benefit plan” as defined in Rule 405 of Regulation C promulgated under the Securities Act. The MEIP authorizes the Board of Directors to grant any of a variety of incentive Awards to participants, including the following:

(a) options to purchase shares of New Common Stock, either as Incentive Stock Options or Nonstatutory Stock Options (collectively “Options”);

(b) shares of New Common Stock that are subject to restrictions set forth in the MEIP or any individual award agreement (“Restricted Stock” or a “Restricted Stock Award”);

(c) Stock Appreciation Rights (SARs), which provides the right to receive an amount equal to the excess, if any, of (A) the fair market value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of stock covered by such right or such portion thereof, over (B) the aggregate SAR exercise price of such right or such portion thereof;

(d) restricted stock unit awards (a “Restricted Stock Unit Award”, and collectively with a Restricted Stock Award, a “Restricted Award”);

(e) performance based awards, in which the Committee may grant a stock award that will entitle the holder to receive a specified number of shares of New Common Stock, or the cash value thereof, if certain performance goals are met; and

(f) other stock-based awards.

Incentive Stock Options may be granted only to employees. Awards other than Incentive Stock Options may be granted to employees, directors and consultants and those individuals whom the Board of Directors determines are reasonably expected to become employees, directors and consultants following the date of grant. A ten percent stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value of the New Common Stock at the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

Each Award will be evidenced by a notice of award or other similar writing, which will specify the terms of the Award, as determined by the Board of Directors in its discretion, subject to the limitations set forth in the MEIP. The exercise price for each underlying share of New Common Stock under all options and stock appreciation rights awarded under the MEIP will not be less than the fair market value of a share of New Common Stock on the date of grant.

Except as set forth in an individual agreement with any optionholder, upon termination of employment or service with Calpine, all unvested Options held by such optionholder shall immediately terminate and all vested options shall remain exercisable until the earlier of (i) three months after the date of termination of employment or service or (ii) the expiration of the original term of the Option, except:

(i) Death. If an optionholder’s employment or service with Calpine is terminated by reason of death or if the optionholder dies during the three month period described in the preceding sentence, then all Options, whether vested or unvested, shall become immediately vested and shall remain exercisable until the earlier of one year after the date of death or the expiration of the original term of the Option.

(ii) Retirement. If an optionholder’s employment or service with Calpine terminates upon or after an optionholder has attained the age of 65 and has completed five (5) years of service with Calpine or any of its affiliates (“Retirement”), then all Options held by such optionholder, whether vested or unvested, shall become immediately vested and exercisable and shall remain exercisable until the earlier of the one year anniversary of such optionholder’s date of Retirement or the expiration of the term of the Option.

(iii) Cause. If a grantee’s employment or service with Calpine is terminated for Cause (as defined in the MEIP), then all Options held by the optionholder, whether vested or unvested, shall immediately terminate.

Upon termination of employment with or service to Calpine or any of its affiliates (including by reason of such affiliate ceasing to be an affiliate of Calpine), during the applicable restricted period, Restricted Stock and Restricted Stock

Unit shall be forfeited; provided, that the Board of Directors may provide, by rule or regulation or in any award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Unit will be waived in whole or in part in the event of terminations resulting from specified causes, and the Board of Directors may in other cases waive in whole or in part the forfeiture of Restricted Stock or Restricted Stock Unit.

Restricted Stock Units awarded to any grantee shall be subject to (A) forfeiture until the expiration of the restricted period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the grantee to such Restricted Stock Units shall terminate without further obligation on the part of Calpine.

The Board of Directors may grant performance-based awards or other stock-based awards, consisting of rights or other interests granted under the MEIP that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of New Common Stock (including, but not limited to, dividend equivalents or performance units), each of which may be subject to achievement of performance goals over a specified performance cycle, a period of continued employment and/or other terms or conditions, each as determined by the Board of Directors. The Board of Directors shall determine the terms and conditions of such awards at the date of the grant or thereafter, including performance goals and performance periods. Any performance-based award or other stock-based award shall become immediately vested upon a change in control of Calpine, unless the Board of Directors determines otherwise. Unless otherwise stated in the applicable Award Agreement, an employee must be employed by or providing services to Calpine or any of its affiliates on the last day of a performance period to be eligible to receive payment in respect of a performance-based compensation award, in the discretion of the Board of Directors.

Upon certain defined change of control events and unless otherwise specified in the applicable Award Agreement, (i) all options and stock appreciation rights will become immediately exercisable in full and will remain exercisable in accordance with their terms, (ii) all restricted shares will become immediately fully vested and non forfeitable and (iii) any conditions to the issuance of shares of New Common Stock under any performance awards will lapse. In addition, if a change of control occurs, then the Board of Directors may determine with respect to some or all participants to cash out all or any portion of the outstanding options, stock appreciation rights or share based performance awards. Unless otherwise stated in an Award Agreement, any Award shall become immediately vested upon a change in control.

The Board of Directors may at any time and from time to time alter, amend, suspend, or terminate the MEIP in whole or in part. However, except as provided in the MEIP relating to adjustments upon changes in New Common Stock, no amendment shall be effective unless approved by the stockholders of Calpine to the extent stockholder approval is necessary to satisfy any applicable law or securities exchange listing requirements. At the time of such amendment, the Board of Directors shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval. Notwithstanding the foregoing, no amendment to or termination of the MEIP shall affect adversely any of the rights of any grantee, without such grantee’s consent in writing.

The MEIP shall terminate on the earliest of (a) the tenth anniversary of the Effective Date or (b) such earlier time as the Board of Directors may determine. No Award shall be granted pursuant to the MEIP after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the MEIP at any earlier date pursuant to the MEIP.

Robert P. May. If Calpine’s Chief Executive Officer, Robert P. May, has not entered into a new employment agreement with Calpine within six months following the Effective Date, the grants of Awards to Mr. May shall be null and void and Mr. May shall not be entitled to any compensation on account thereof; provided, that, if there is a change in control while Mr. May is employed as the Chief Executive Officer within six months of the Effective Date, the then unvested Awards of Mr. May shall become fully vested and all his Awards shall remain in full force and effect regardless of whether Mr. May entered into a new employment agreement with Calpine within the six month period following the Effective Date; for purposes of this provision only, a change of control shall mean the sale of all or substantially all of the assets of Calpine or the acquisition by one or more related entities of 50.1% or more of the New Common Stock.

The DEIP

The purpose of the DEIP is to provide incentives for future endeavors and to advance the interests of Calpine and its stockholders by encouraging ownership of the New Common Stock by its directors who are not employees of Calpine (the

“Outside Directors”). Calpine depends on the judgment and continuing special efforts of Outside Directors for the successful conduct of its operations, and to enable Calpine to compete effectively with other enterprises for the services of such Outside Directors. Under the DEIP, Outside Directors are eligible for awards of shares of New Common Stock that are subject to restrictions set forth in the DEIP or any individual award agreement (“Restricted Stock” or a “Restricted Stock Award”) and restricted stock unit awards (a “Restricted Stock Unit Award”, and collectively with a Restricted Stock Award, an “Award”).

The aggregate number of shares of New Common Stock for which Awards may be granted under the DEIP shall not exceed 167,000. If an Award is cancelled or repurchased by Calpine, the cancelled or repurchased shares shall again be available under the DEIP. If there are not enough shares remaining under the DEIP to fully satisfy any of the Awards contemplated hereunder, then each Outside Director’s Award shall be proportionally reduced unless the share reserve is increased to account for such Awards.

The DEIP shall be administered by the Board of Directors and the expenses of administering the DEIP shall be borne by Calpine.

Award of Grants. Upon the later to occur of (i) the Effective Date or (ii) the filing of the Form S-8 with the SEC with respect to the offering and sale of New Common Stock under the DEIP (such date being the “First Grant Date”), and on the next annual meeting of the stockholders that occurs at least twelve months following the Effective Date and on each of the next three annual meetings of the stockholders thereafter (“Grant Dates”), unless otherwise determined by the Board of Directors prior to any Grant Date, each Outside Director shall receive a number of shares of restricted stock (the “Restricted Stock”) equal to $85,000 divided by the fair market value per share of the New Common Stock on the applicable Grant Date, rounded down to the nearest whole number; provided, however, that with respect to the First Grant Date, each Outside Director shall receive a number of shares of Restricted Stock equal to $85,000 divided by the fair market value per share of the New Common Stock on the Effective Date, rounded down to the nearest whole number. At any time prior to a Grant Date (other than the Grant Date which is the First Grant Date), the Board of Directors may grant a Restricted Stock Unit Award in lieu of the Restricted Stock Award to an Outside Director. A Restricted Stock Unit Award is an Award of one hypothetical share of New Common Stock (“Restricted Stock Unit”). Notwithstanding the foregoing, the number of shares of Restricted Stock and the Restricted Stock Units granted by the Board of Directors upon a Grant Date shall equal $85,000 divided by the fair market value per share of New Common Stock on the applicable Grant Date, rounded down to the nearest whole number.

All Restricted Stock and Restricted Stock Units awarded under the DEIP shall vest on the first anniversary date of the applicable Grant Date, unless the Board of Directors determines that such vesting shall occur on a later date (the “Restricted Period”). All Awards granted under the DEIP shall become fully vested upon an Outside Director’s disability, an Outside Director’s death, or upon the occurrence of a change in control (as defined in the DEIP).

Upon the Outside Director’s termination of service with Calpine before a change in control for reasons other than the Outside Director’s disability or death during the applicable Restricted Period, Restricted Stock and Restricted Stock Units shall be forfeited; provided, that the Board of Directors may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Board of Directors may in other cases waive in whole or in part the forfeiture of Restricted Stock or Restricted Stock Unit.

Awards granted under the DEIP shall be granted pursuant to and subject to the terms and conditions of an “Award Agreement” to be entered into between Calpine and the Outside Director at the time of such grant in a form from time-to-time adopted for use under the DEIP by the Board of Directors (an “Award Agreement”). In addition, at the discretion of the Board of Directors, each Restricted Stock Unit (representing one share of New Common Stock) may be credited with cash and stock dividends paid by Calpine in respect of one share of New Common Stock (“Dividend Equivalents”). Dividend Equivalents may be either currently paid to the Outside Director or withheld by Calpine for the Outside Director’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Board of Directors.

In the event that the outstanding shares of New Common Stock shall be changed in number or class by reason of split-ups, combinations, mergers, consolidations or recapitalizations, or by reason of stock dividends, the number of shares available for grant and Awards granted under the DEIP, both in the aggregate and as to any individual, shall be adjusted so as to reflect such change, all as determined by the Board of Directors.

The DEIP may, at any time, be terminated, modified or amended by the Board of Directors. However, except for adjustments upon changes in New Common Stock as discussed above, no amendment shall be effective unless approved by the stockholders of Calpine to the extent stockholder approval is necessary to satisfy any applicable law or securities exchange listing requirements. At the time of such amendment, the Board of Directors shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval. Notwithstanding the foregoing, no amendment to or termination of the DEIP shall affect adversely any of the rights of any Outside Director, without such Outside Director’s consent in writing.

No Award shall be granted under the DEIP after the earliest of (a) the date of the fourth anniversary of the annual meeting of the stockholders that occurs at least twelve months following the Effective Date, (b) such time as all shares of New Common Stock reserved for issuance under the DEIP have been acquired through the issuance of Awards granted under the DEIP, or (c) such earlier time as the Board of Directors may determine. Awards granted under the DEIP at the time of its termination shall continue in effect in accordance with their terms.

Grants under MEIP and DEIP - Emergence Awards

Option Grant Agreement. On the Effective Date, the Board of Directors approved the grant of Options, pursuant to the MEIP, to certain of Calpine’s executive officers. The Options represent the right to purchase shares of New Common Stock, have an exercise price of $16.90 per share, vest 50% after 18 months and 100% after 36 months and expire on January 31, 2018. Upon a Change in Control, all of the Options will vest. In addition, all of the Options will vest if a new chief executive officer is appointed within 18 months of the Effective Date.

The following table sets forth the number of stock options (equal to the number of underlying shares of New Common Stock) granted to the executive officers:

Grantee	Options
Robert P. May, Chief Executive Officer	348,700
Gregory L. Doody, Executive Vice President, General Counsel and Secretary	64,100

Calpine also intends to grant shares of Restricted Stock to certain executive officers as set forth below:

Grantee	Shares of Restricted Stock
Robert P. May, Chief Executive Officer	547,600
Gregory L. Doody, Executive Vice President, General Counsel and Secretary	100,600

Under the Restricted Stock Award Agreements, the shares of Restricted Stock shall be subject to certain restrictions for three years. Except as otherwise provided in the Award Agreement, the restrictions shall lapse and expire as to the shares of Restricted Stock in accordance with the following schedule provided the employee has been continuously employed by Calpine from the grant date through the lapse date:

Lapse Date	Cumulative Percentage of Total Number of Shares as to Which Forfeiture Restrictions Lapse
First day following 18 months from the Grant Date	50%
First day following 36 months from the Grant Date	100%

Upon a Change in Control, all of the shares of Restricted Stock will vest. In addition, all of the shares of Restricted Stock will vest if a new chief executive officer is appointed within 18 months of the Effective Date.

Director Grants. In connection with the filing of a Form S-8 on February 6, 2008, each Outside Director was awarded shares of Restricted Stock equal to $85,000 divided by the fair market value per share of the New Common Stock on the Effective Date, rounded down to the nearest whole number. The award vests and becomes non-forfeitable on the first anniversary of the grant date.

Calpine Corporation Change in Control and Severance Benefits Plan

The Calpine Corporation Change in Control and Severance Benefits Plan (the “Severance Plan”) for the benefit of certain employees of Calpine and its subsidiaries (a “Participant”) became effective on the Effective Date. The Severance Plan is intended to help retain qualified employees, maintain a stable work environment and provide financial security to certain employees of Calpine in the event of a Change in Control (as defined below) and in the event of a termination of employment in connection with or without a Change in Control. The Severance Plan, as a “severance pay arrangement” within the meaning of Section 3(2)(B)(i) of ERISA, is intended to be excepted from the definitions of “employee pension benefit plan” and “pension plan” set forth under Section 3(2) of ERISA, and is intended to meet the descriptive requirements of a plan constituting a “severance pay plan” within the meaning of regulations published by the Secretary of Labor at Title 29, Code of Federal Regulations ss. 2510.3-2(b).

The Compensation Committee of the Board of Directors (the “Committee”) shall have full and final authority, subject to the express provisions of the Severance Plan, with respect to designation of Participants and administration and interpretation of the Severance Plan.

Participants in the Severance Plan are selected by the Committee during each calendar year (or partial calendar year) for which such Participant has been designated and for each succeeding calendar year, unless the Participant is given written notice by October 31 of the preceding year of the determination of the Committee that such Participant shall cease to be a Participant or shall participate in a different Tier for such succeeding calendar year. A Participant may not be removed from the Severance Plan, nor placed in a lower Tier (with Tier 1 being the highest Tier and Tier 4 being the lowest Tier), during the pendency of, or within six (6) months following, a Potential Change in Control (as defined in the Severance Plan) or within two years following a Change in Control.

As of the Effective Date, the following executive officers are Participants in the Severance Plan: Robert P. May, Chief Executive Officer, Tier 1 and Gregory L. Doody, Executive Vice President, General Counsel and Secretary, Tier 3.

Upon the occurrence of a Change in Control, notwithstanding the provisions of any other benefit plan or agreement:

•	each outstanding Option shall become automatically vested and exercisable, and
•

in the case of those Options outstanding as of the Effective Date, shall remain exercisable by such Participant until the later of the 15th day of the third month following the date at which, or December 31 of the calendar year in which, the Option would have otherwise expired, but in no event beyond the original term of such Option; and

•

in the case of all Options granted to a Participant after the Effective Date, shall remain exercisable by such Participant for a period of (x) three years in the case of a Tier 1 Participant, (y) two years in the case of a Tier 2 Participant or (z) one year in the case of a Tier 3 Participant, beyond the date at which the Option would have otherwise expired, but in no event beyond the original term of such Option;

•

the vesting restrictions on all other awards relating to New Common Stock (including but not limited to restricted stock, restricted stock units and stock appreciation rights) held by a Participant shall immediately lapse and in the case of restricted stock units and stock appreciation rights shall become immediately payable.

For purposes of the Severance Plan, the definition of “Change in Control” means:

(i) the acquisition (other than from Calpine) by any person, entity or “group” (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, but excluding, for this purpose, Calpine or its subsidiaries, or any employee benefit plan of Calpine or its subsidiaries which acquires beneficial ownership of voting securities of Calpine) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of a majority of either the then-outstanding shares of New Common Stock or the combined voting power of Calpine’s then-outstanding voting securities entitled to vote generally in the election of directors; or

(ii) individuals who, as of the Effective Date, constitute the Board of Directors (as of such date, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a director subsequent to such date whose election, or nomination for election, was approved by a vote of at least a majority of the directors then constituting the Incumbent Board or was effected in satisfaction of a contractual requirement that was approved by at least a majority of the directors when constituting the Incumbent Board (in each case, other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of Calpine) shall be, for purposes of this Section 16(b), considered as though such person were a member of the Incumbent Board; or

(iii) consummation of a reorganization, merger, consolidation or share exchange, in each case with respect to which persons who were the stockholders of Calpine immediately prior to such reorganization, merger, consolidation or share exchange do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, consolidated or other surviving entity’s then-outstanding voting securities, or approval by the stockholders of Calpine of a liquidation or dissolution of Calpine or consummation of the sale of all or substantially all of the assets of Calpine (determined on a consolidated basis).

Other Severance and Benefits in connection with a Change in Control

In the event that a Participant’s employment is terminated within twenty-four months following a Change in Control or within three (3) months following a Potential Change in Control provided that a Change in Control occurs within six (6) months following such Potential Change in Control, and upon the occurrence of (i) a Tier 1 Participant’s termination of employment for any reason other than by Calpine for Cause (as defined in the Severance Plan) or (ii) a Tier 2 Participant’s, Tier 3 Participant’s or Tier 4 Participant’s (a) termination of his or her employment for Good Reason (as defined in the Severance Plan) or (b) a Tier 2 Participant’s, Tier 3 Participant’s or Tier 4 Participant’s employment being terminated by Calpine without Cause, then such Participant (or his or her beneficiary) is entitled to receive, subject to certain conditions outlined in the Severance Plan:

•

In the case of a Tier 1 Participant, (i) a lump sum payment within sixty (60) days following such Participant’s Termination Date (as defined in the Severance Plan) in an amount equal to 2.99 times the sum of (A) the Participant’s highest annual salary in the three years preceding the Termination Date plus (B) the Participant’s highest target bonus for the year of termination or for the year in which the Change in Control occurred, whichever is larger; plus (ii) a lump sum payment equal to all unused vacation time accrued by such Participant as of the Termination Date under Calpine’s vacation policy; plus (iii) all accrued but unpaid compensation earned by such Participant as of the Termination Date to be paid by Calpine as soon as practicable following the Termination Date ((ii) and (iii), together referred to as the “Accrued Obligations”). In addition, for a period of thirty-six months following the Termination Date, such Participant and his or her dependents shall continue to be covered by all health care, medical and dental insurance plans and programs (excluding disability) maintained by Calpine under which the Participant was covered immediately prior to the Termination Date (collectively the “Continued Health Care Benefits”), and the Continued Health Care Benefits shall be provided concurrently with any health care benefit required under COBRA.

•

In the case of a Tier 2 Participant, (i) a lump sum payment within sixty (60) days following such Participant’s Termination Date in an amount equal to 2.99 times the sum of (A) the Participant’s highest annual salary in the three years preceding the Termination Date plus (B) the Participant’s highest target bonus for the year of termination or for the year in which the Change in Control occurred, whichever is larger; plus (ii) payment of all Accrued Obligations as soon as practicable following the Termination Date.

•

In the case of a Tier 3 Participant, (i) a lump sum payment within sixty (60) days following such Participant’s Termination Date in an amount equal to 2.99 times the sum of (A) the Participant’s highest annual salary in the three years preceding the Termination Date plus (B) the Participant’s highest target bonus for the year of termination or for the year in which the Change in Control occurred, whichever is larger; plus (ii) payment of all Accrued Obligations as soon as practicable following the Termination Date.

•

In the case of a Tier 4 Participant, (i) a lump sum payment within sixty (60) days following such Participant’s Termination Date in an amount equal to 1.99 times the sum of (A) the Participant’s highest annual salary in the three years preceding the Termination Date plus (B) the Participant’s highest target bonus for the year of termination or for the year in which the Change in Control occurred, whichever is larger; plus (ii) payment of all Accrued Obligations as soon as practicable following the Termination Date.

In addition to the above, for a period of thirty-six months (or twenty-four months in the case of a Tier 4 Participant) following the Termination Date, Tier 2 and Tier 3 Participants and their dependents shall receive Continued Health Care Benefits at the same cost sharing between Calpine and such Participant as a similarly situated active employee, and the Continued Health Care Benefit shall be provided concurrently with any health care benefit required under COBRA.

Severance and Benefits Not in connection with a Change in Control

In the event that a Participant’s employment is terminated (i) by the Participant for Good Reason (as defined in the Severance Plan) or (ii) by Calpine without Cause, then such Participant (or his or her beneficiary) is entitled to receive, subject to certain conditions outlined in the Severance Plan:

•

In the case of a Tier 1 Participant, (i) a lump sum payment within sixty (60) days following such Participant’s Termination Date in an amount equal to 2.0 times the sum of (A) the Participant’s highest annual salary in the three years preceding the Termination Date plus (B) the Participant’s highest target bonus for the year of termination; plus (ii) payment of all Accrued Obligations as soon as practicable following the Termination Date.

•

In the case of a Tier 2 Participant, (i) a lump sum payment within sixty (60) days following such Participant’s Termination Date in an amount equal to 1.5 times the sum of (A) the Participant’s highest annual salary in the three years preceding the Termination Date plus (B) the Participant’s highest target bonus for the year of termination; plus (ii) payment of all Accrued Obligations as soon as practicable following the Termination Date.

•

In the case of a Tier 3 Participant, (i) a lump sum payment within sixty (60) days following such Participant’s Termination Date in an amount equal to 1.5 times the sum of (A) the Participant’s highest annual salary in the three years preceding the Termination Date plus (B) the Participant’s highest target bonus for the year of termination; plus (ii) payment of all Accrued Obligations as soon as practicable following the Termination Date.

•

In the case of a Tier 4 Participant, (i) a lump sum payment within sixty (60) days following such Participant’s Termination Date in an amount equal to the sum of (A) the Participant’s highest annual salary in the three years preceding the Termination Date plus (B) the Participant’s highest target bonus for the year of termination; plus (ii) payment of all Accrued Obligations as soon as practicable following the Termination Date.

In addition to the above, for a period of twenty-four months (or eighteen months in the case of Tier 2 and Tier 3 Participants and twelve months in the case of a Tier 4 Participant) following the Termination Date, a Tier 1 Participant and his or her dependents shall receive Continued Health Care Benefits at the same cost sharing between Calpine and such Participant as a similarly situated active employee, and the Continued Health Care Benefit shall be provided concurrently with any health care benefit required under COBRA.

Each Participant is also entitled to receive outplacement benefits at Calpine’s expense beginning on a Participant’s Termination Date, whether in connection with a Change in Control or not, and ending on the monthly anniversary date of such Termination Date as follows: Tier 1 Participant (24 months), Tier 2 and Tier 3 Participants (18 months) and Tier 4 Participant (12 months).

As a condition to receiving the above benefits, Participants will be subject to certain conditions in the Severance Plan, including entering into a Non Solicitation, Non Disclosure, Non Disparagement and Release Agreement with Calpine.

Gross Up Payment. If any benefit or payment by Calpine to a Tier 1, Tier 2, or Tier 3 Participant (whether paid or payable or distributed or distributable pursuant to the terms of the Severance Plan or otherwise, including any acceleration of vesting or payment) is determined to be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by such Participant with respect to such excise tax, then such Participant shall be entitled to receive an additional “gross-up payment” in an amount such that the net amount of such additional payment retained by the Participant, after payment of all federal, state and local income and employment taxes, shall be equal to the excise tax imposed.

If any Participant is a “specified employee” under Section 409A of the Code, any benefits to be paid or received under the Severance Plan are to be delayed in accordance with the Code.

This description of the Severance Plan is qualified in its entirety by reference to the full text of such plan, a copy of which is filed herewith as Exhibit 10.4 and is incorporated into this Item 5.02 by reference.

Termination of Employee Stock Purchase Plan

In connection with Calpine’s reorganization and emergence from bankruptcy, all shares of Calpine’s common stock outstanding immediately prior to the Effective Date were canceled pursuant to the Plan. Therefore, upon the Effective Date, as set forth in the Plan, Calpine’s 2000 Employee Stock Purchase Plan (the “ESPP”) was terminated and will no longer be of any force or effect. Calpine had previously determined to suspend the ESPP, effective November 29, 2005.

The ESPP was filed with the SEC on April 13, 2000 as an exhibit to Calpine’s Definitive Proxy Statement on Schedule 14A. The description contained in this Current Report of the ESPP is qualified in its entirety by reference to the full text of the ESPP set forth in the Definitive Proxy Statement filed on April 13, 2000.

ITEM 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description

10.1	Registration Rights Agreement, dated January 31, 2008 by and among Calpine Corporation and each Participating Shareholder named therein.*

10.2	Calpine Corporation 2008 Equity Incentive Plan (incorporated by reference to Exhibit 4.5 of Calpine’s Registration Statement on Form S-8 (No. 333-149074), filed with the SEC on February 6, 2008).

10.3	Calpine Corporation 2008 Director Incentive Plan (incorporated by reference to Exhibit 4.4 of Calpine’s Registration Statement on Form S-8 (No. 333-149074), filed with the SEC on February 6, 2008).

10.4	Calpine Corporation Change in Control and Severance Benefits Plan.*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

By:	/s/ Charles B. Clark, Jr.
Charles B. Clark, Jr. Senior Vice President and Chief Accounting Officer

Date: February 6, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Registration Rights Agreement, dated January 31, 2008 by and among Calpine Corporation and each Participating Shareholder named therein.*

10.2	Calpine Corporation 2008 Equity Incentive Plan (incorporated by reference to Exhibit 4.5 of Calpine’s Registration Statement on Form S-8 (No. 333-149074), filed with the SEC on February 6, 2008).

10.3	Calpine Corporation 2008 Director Incentive Plan (incorporated by reference to Exhibit 4.4 of Calpine’s Registration Statement on Form S-8 (No. 333-149074), filed with the SEC on February 6, 2008).

10.4	Calpine Corporation Change in Control and Severance Benefits Plan.*

*	Filed herewith.